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                      FROLEY, REVY INVESTMENT CO., INC.
                                 CODE OF ETHICS

                          Effective Date: July 1, 2000
                          Revised: March 20, 2003

I. Preamble

This Code of Ethics is being adopted to effectuate the purposes and objectives of Section 204A and Section 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 204-2 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 (the "Company Act"). Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers, including Froley, Revy Investment Co., Inc. ("FRIC"). Rule 204-2 imposes record keeping requirements with respect to personal securities transactions of certain persons employed by investment advisers. Section 206 of the Advisers Act makes it unlawful, among other things, for FRIC and its employees in connection with the purchase or sale by such person of a security held or to be acquired by FRIC for a client:

     (1) To employ any device, scheme or artifice to defraud any client or prospective clients;

     (2) To make any untrue statement of a material fact or omit to state to a client or prospective client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     (3) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client; or

     (4) To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

Rule 17j-1 requires an adviser to an investment company to adopt a written code of ethics containing provisions reasonably necessary to prevent persons from violating the above standard and to prevent violations of its code of ethics. This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and to assure that FRIC's clients' interests are considered first. This Code also establishes procedures reasonably necessary to prevent violations of this Code.

FRIC recognizes that the personal investment transactions of

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its employees, which include all officers, demand the application of a high code of ethics. Consequently, FRIC requires that all transactions for employee accounts as defined herein be carried out in a manner that does not endanger the interest of any client or create any apparent or real conflict of interest between the employee and the client. At the same time, FRIC believes that if investment goals are similar for clients and FRIC employees, it is logical and even desirable that there be a common ownership of some securities.

Conflicts of interest might arise in several ways. An example would be the purchase or sale of a security in an Employee Account in a manner that would compete with FRIC's clients in their own purchase or sale of securities.

Therefore, it is FRIC's policy to permit its employees and their families and accounts they control other than client accounts to own, for investment purposes, securities identical to those recommended to FRIC clients. While recognizing this right to invest in securities, employees must be cognizant that they are bound, both ethically and legally, to avoid actions that might represent a conflict of interest with FRIC's clients.

It is the desire of FRIC that the Code of Ethics be conscientiously followed and effectively enforced. The prime responsibility for following it rests with each employee. While FRIC will oversee compliance with the Code of Ethics, a conscientious and professional attitude on the part of each employee will ensure that FRIC fulfills the highest ethical standards.

II. Personal Trading Policy.

The general intent of these rules is that, in any situation where the potential for a conflict exists, transactions for clients must take precedence over personal transactions. Should any situation arise not specifically governed by these rules, this general intent shall govern the resolution of the matter.

A.   Definitions.

          1. "Employee Account" refers to an account for any of the following persons:

                    a)  the employee;
                    b) the employee's spouse, (with certain exceptions to the preclearance requirements approved in writing in

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                        advance by the Compliance Officer;

                    c)  the employee's minor child or children;

                    d) any other relative of the employee or the employee's spouse sharing the same home as the employee; and

                    e) any other person whose account is managed, controlled, influenced or traded by the employee, or to whom the employee gives advice with regard to the acquisition or disposition of securities other than a FRIC client. Examples of such accounts are accounts where the employee is acting as trustee, executor, pledgee, or agent, or in any similar capacity.

                    f) any other account in which the employee has a beneficial ownership interest. The definition of beneficial ownership is as promulgated under Rule 16a-1(a)(2) of the Exchange Act, and is available from the Compliance Officer. Such beneficial interest may arise where an employee has a beneficial interest in securities under a trust, will, partnership or other arrangement, or through a closely held corporation.

                    Boxwood Hedge Partners LLC is not considered an "Employee Account."

          2. The term "security" or "securities" excludes any securities issued by the U.S. government and any open-end mutual funds and includes not only the security that FRIC may be buying or selling for client accounts, but also related securities such as common stock, warrants, convertible bonds and preferred stock, puts or calls.

          3. "Investment Professional" means an employee serving in a portfolio management, research analyst or trading function.

B.   Procedures.

          1. Before purchasing or selling any security for an Employee Account, you must obtain written pre-clearance of the transaction from the Head Trader, Assistant Trader, the Compliance Officer or the President of FRIC. The pre-

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               clearance is good only for the day it is given. If you are unable to complete the transaction on the day the pre-clearance is given or if you place a limit order for a transaction and the order is not completed on the day the pre-clearance is given, then you must request pre-clearance again on the next day, and so on, until you complete the transaction or determine not to engage in the transaction.

          2. Employees cannot purchase or sell for any Employee Account a security which FRIC is buying or selling for its clients or a related security, until three days after all such buying or selling is completed or canceled. Pre-clearance will not be given until three days after all client transactions have been completed. However, if Froley, Revy has completely liquidated a position in client accounts, pre-clearance may be granted immediately.

          3. Orders for Employee Accounts may not be combined with orders for clients' accounts in a block trade.

          4. Employees cannot purchase or sell for any Employee Account: 1) a security (or related security) that the employee knows is under active consideration for purchase or sale by FRIC, or 2) a security (or related security) that the employee intends to recommend for purchase or sale by clients.

          5. A security which the firm has purchased for and is holding for client accounts based on firm policy cannot be sold by Investment Professionals except with prior written permission of the President of FRIC or the Compliance Officer. In the absence of the President and the Compliance Officer, a Managing Director may approve the sale.

          6. Froley, Revy Employees are prohibited from buying new issues, except in very limited circumstances, and then only with the written pre-approval of the Compliance Officer or the President of FRIC.

          7.   Short sales are permitted, however, any person

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               selling short should remember that if client accounts were subsequently to buy the securities of the company sold short, the employee must wait until the clients' transactions are completed before covering the short position.

          8. Employees are prohibited from purchasing or selling any security in a private placement unless the Compliance Officer has approved the private placement transaction in writing and given a written justification for his decision including a written explanation of why the transaction is not appropriate for any client account.

C.   Employee Reporting Requirements.

The following reports will be treated confidentially, but are subject to review by staff of the Securities and Exchange Commission as well as FRIC officers and counsel.

Transactions in securities that are direct obligations of the United States and open-end mutual funds are exempted from the following reporting requirements.

          1. Initial and Annual Holdings Report. Upon employment at FRIC, and within thirty days of the end of each calendar year thereafter, each employee shall report in writing to the Compliance Officer:

                    (a) all securities held by Employee Accounts, including any security in which the employee has a beneficial ownership interest as that term is defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Beneficial Ownership Security"), and including any privately held securities such as limited partnership or limited liability company interests) (if the Employee has an interest in Boxwood Hedge Partners, Boxwood Hedge Partners will be considered a Beneficial Ownership Security and the Employee must report the holdings of Boxwood Hedge Partners in his Initial Holdings Report, Personal Securities Transactions Quarterly Report and Annual Holdings Report), and

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                    (b)  the names of each broker, dealer and/or bank at which an Employee Account is maintained, and the title on each such account.

               See Exhibit 1 for a copy of this report. New employees are also asked to disclose any outside business ventures.

          2. Personal Securities Transaction Quarterly Report. All employees shall report within ten (10) calendar days after the end of each quarter:

                    (a) the particulars of all securities transactions (purchases, sales, or other acquisitions or dispositions) that were, during the preceding quarter, effected by or on behalf of any Employee Account, and

                    (b) any new securities account at a bank, broker or dealer that was opened during the preceding quarter for an Employee Account.

               These reports are to be made to FRIC on the form attached as
               Exhibit 2, which is available from the Compliance Officer, and must be returned to the Compliance Officer.

               Reports are required from all employees each quarter whether or not securities transactions have occurred or new securities accounts for Employee Accounts have been opened.

          3. Certification of Compliance. Upon adoption of this Code of Ethics by FRIC, and annually thereafter, each employee shall certify that: (a)he has received this Code of Ethics: (b)he has read and understands this Code of Ethics and recognizes he is subject thereto; (c)he has reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics; (d)he has reported the names of each broker, dealer and/or bank where the employee and any Employee Account has a securities account; and (e) other than as disclosed on the initial certification, he has no knowledge of the existence of any personal conflict of interest which may involve client accounts, such as any economic

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               relationship between his transactions and securities held or to be acquired by client accounts. The form of certification is included as Exhibit 3 hereto.

D.   Reporting violations.

Any employee who becomes aware of any apparent violation of the Code of Ethics shall promptly report such apparent violation to the Compliance Officer or the President of FRIC.

E.   Review of reports and pre-clearance forms.

The Compliance Officer shall be responsible for reviewing all preclearance forms, confirmations of transactions for all Employee Accounts, Annual Holdings Reports, Certification of Compliance forms, Personal Securities Transaction Quarterly Reports and any other documents deemed necessary to assure compliance with this Code of Ethics. The Compliance Officer or his designee shall review these documents on a prompt basis.

The Compliance Officer shall prepare a written report each quarter to FRIC's President that describes any issues that arose during the previous quarter under this policy.

F.   Sanctions.

The sanctions for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Employee Accounts, (4) temporary suspension of employment, (5) termination of employment, (6) disgorgement of any ill-gotten profits or avoidance of losses, (7) and/or any other sanction deemed appropriate by the Compliance Officer and the President of FRIC

G.   Retention of Records.

This Code of Ethics and a copy of each report made by an employee hereunder shall be maintained by FRIC.

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                                    EXHIBIT 1
                        Froley, Revy Investment Co., Inc.
                      CODE OF ETHICS ANNUAL HOLDINGS REPORT

To the Compliance Officer of Froley, Revy Investment Co., Inc.

1. I agree that the terms used in this Report shall have the same meaning as they do in the Code of Ethics dated 7/01/00 and revised March 20, 2003.

2. As of the date below, the following are the names of each broker, dealer and/or bank where I, or my Employee Accounts have a securities account (you may attach a list instead of completing the information on this form):

Title of Account           Broker/Dealer or Bank     Relationship to Employee
----------------           ---------------------     ------------------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

3. As of the date below, the list below includes all securities which I, or my Employee Accounts hold (you may attach a list instead of completing the information on this form):

                                    Number of                 Name of
Name of Security                    Shares                    Account Holder
----------------                    ------                    --------------
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     Note: Do not report ownership of U.S. Government obligations and registered open-end mutual funds.

  Date: __________

  Signature: ___________________________________

  Print Name: __________________________________

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                                    EXHIBIT 2
                  QUARTERLY PERSONAL SECURITIES TRADING REPORT

Date: _____________

Employee Name: ___________________

[_] I have done no personal securities trading during the months of _________ through _________, and did not establish any brokerage accounts during the quarter.

[_] I have done personal securities trading during the months of _________ through _________. I have completed the summary below, or attached a similar report detailing all transactions executed.

--------------------------------------------------------------------------------
   Trade Date   Trans.  Quantity   Security Description    Price   Broker
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[_]  I have established the following brokerage accounts during the months of
_______________ through _________________.

Title of Account           Broker/Dealer or Bank     Relationship to Employee
--------------------------------------------------------------------------------
________________________________________________________________________________

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client account such as the existence of any economic relationship between my transactions and securities held or to be acquired by Froley, Revy's clients.

I hereby certify that this report reflects all personal securities transactions and all new securities accounts established at a broker, dealer or bank during the above-referenced quarter for me and all of my Employee Accounts.

     Signature: ___________________________________

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Reminder:

"Employee Account" refers to an account for any of the following persons:
     a)   The employee;

     b)   The employee's spouse;

     c)   The employee's minor child or children;

     d) Any other relative of the employee or the employee's spouse sharing the same home as the employee;

     e) Any other person whose account is managed, controlled or influenced by or through the employee, or to whom the employee gives advice with regard to the acquisition or disposition of securities other than a FRIC client. Examples of such accounts are accounts where the employee is acting as trustee, executor, pledgee, agent or in any similar capacity; and

     f) Any other account in which the employee has a beneficial ownership interest. Such beneficial interest may arise where an employee has a beneficial interest in securities under a trust, will, partnership or other arrangement, or through a closely held corporation.

"Securities" includes any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, securities acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships, limited liability companies, except U.S. government obligations and registered open end mutual funds.

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                                    EXHIBIT 3
                       Froley, Revy Investment Co., Inc.
                   CODE OF ETHICS Certification of Compliance

To the Compliance Officer of Froley, Revy Investment Co., Inc.

1. I have read and understand the Code of Ethics dated 7/01/00 and revised 3/20/03 for Froley, Revy Investment Co., Inc. (the "Code") and recognize that I am subject thereto as an employee of Froley, Revy Investment Co., Inc. ("Froley, Revy").

2. I hereby certify that, during the year ended December 31, _______, I have complied with the requirements of the Code.

3. I hereby certify that, during the year ended December 31,_______, I have reported to Froley, Revy all securities transactions required to be reported pursuant to the Code.

4. Except as noted below, I hereby certify that, during the year ended December 31, ______, I have reported to Froley, Revy the names of each broker, dealer and/or bank required to be reported pursuant to the Code.

5. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve client accounts, such as any economic relationship between my transactions and securities held or to be acquired by client accounts.

     Date: __________

     Signature: ___________________________________

     Print Name: __________________________________

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           RULE 16a-1(a)(2) UNDER THE SECURITIES EXCHANGE ACT OF 1934

Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

     (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

     (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

          (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also Rule 16a-1(a)(4);

          (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

               (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

               (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

          (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

               (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

               (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

          (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

          (E) A person's interest in securities held by a trust, as

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          specified in Rule 16a-8(b); and

          (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

     (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

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